Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our report dated March 3, 2021, relating to the financial statements of Brighthouse Life Insurance Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

Form S-3:
No. 333-221619
No. 333-221620
No. 333-221618
No. 333-226035
No. 333-233239
No. 333-233240
No. 333-233235
No. 333-238213
No. 333-238215

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 3, 2021